EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual Report (Form 10-K) of AFG Investment Trust C of our report dated March 30, 2001, on the financial statements of AFG Investment Trust C, included in the 2000 Annual Report to the Participants of AFG Investment Trust C.





                                                      /s/ ERNST & YOUNG LLP





Tampa, Florida
April 17, 2001